Exhibit 10.4

BISHOP RANCH

EXECUTION

[BISHOP RANCH LOGO]

ORIGINAL

BISHOP RANCH

BUILDING LEASE

A Sunset Development Project      One Annabel Lane, Suite 201 | San Ramon, CA 94583       tel 925.866.0100 fax 925.866.1330       www.bishopranch.com

LEASE

THIS LEASE made as of this 20th day of September, 2012, between LANDLORD, whose full name and address is set forth below, and TENANT, whose full name and address is set forth below.

In consideration of the mutual covenants and conditions herein contained the parties hereby agree as follows:

1. BASIC TERMS. The following terms shall have the following meanings throughout this Agreement:

1.1 Building:	L, 2410 Camino Ramon, San Ramon, CA 94583

1.2 Landlord:	Annabel Investment Company,
a California limited partnership

LANDLORD’S ADDRESS

	FOR NOTICES:	Sunset Development Company
Attention: James Clancy, CFO
One Annabel Lane, Suite 201
San Ramon, CA 94583

1.3 Tenant:	SteadyMed Therapeutics, Inc.

TENANT’S ADDRESS

	FOR NOTICES:	2410 Camino Ramon, Suite 285
San Ramon, CA 94583

	Tenant Contact:	MaryLyn Rigby

	Telephone Number:	925-361-7111

	Tenant Email:	mrigby@steadymed.com

1.4 Premises. Landlord is leasing the premises (“Premises”) known as Suite 285, consisting of 2,021 rentable square feet, in the building (“Building”) located at

2410 Camino Ramon, San Ramon California, as shown on Exhibit A attached hereto.

1.5                               Term: The period commencing on October 1, 2012 (the “Commencement Date”) and expiring on September 30, 2013 (the “Expiration Date”).

1.6                               Prior Occupancy. Landlord hereby agrees to grant Tenant possession of the Premises for Tenant’s Prior Occupancy from September 24, 2012 through September 30, 2012. During such Prior Occupancy period, Tenant shall have the right to install its furniture, fixtures and equipment with Landlord’s consent, which consent shall not be unreasonably withheld. The Prior Occupancy Period shall be rent free. During said Prior Occupancy Period all of the terms and conditions of the Lease are in full force and effect except for Section 4.

1.7                               Sole Permitted Use: General Office Purposes.

1.8                               Base Rent: THREE THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($3,200.00) per month as stipulated in Paragraph 4 below. Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum of THREE THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($3,200.00) to be applied against Base Rent when it becomes due.

2.                                      PREMISES AND TERM. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term set forth in Paragraph 1 above, subject to the terms and conditions of this Agreement.

3.                                      USE. Tenant shall use the Premises only for the Permitted Use set forth in Paragraph 1 above and for no other uses whatsoever.

4.                                      RENT AND CHARGES. Tenant shall pay to Landlord monthly as base rent (“Base Rent”) for the Premises in advance on the Commencement Date and on the first day of each calendar month thereafter during the term of this Lease without deduction, offset, prior notice or demand, in lawful money of the United States of America, the sum of THREE THOUSAND TWO HUNDRED AND 00/100 DOLLARS ($3,200.00).

5.                                      INTEREST AND LATE CHARGE.

5.1                               Late Charges. If any installment of Base Rent or other Rent is not received by Landlord or Landlord’s designee within five (5) days of the date such amount shall be due Tenant shall pay to Landlord a late charge equal to ten percent

(10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

5.2                               Interest. In addition to the late charges referred to above any late payment of Rent shall, at Landlord’s option, bear interest from the due date of any such payment to the date the same is paid at the Default Rate. As used in this Lease, “Default Rate” shall mean the lesser of twelve percent per annum (12%) or the maximum rate permitted by law.

6.                                      SECURITY DEPOSIT. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of THREE THOSAND TWO HUNDRED AND 00/100 DOLLARS ($3,200.00) (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including the provisions relating to the payment of any Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit to cure such default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of said deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount; Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) upon the expiration of the Lease term and Tenant’s vacating the Premises; provided, however, that Landlord may elect in its reasonable discretion to retain a portion of the Security Deposit in an amount composed of any or all of the following: (i) any unpaid amounts owed to Landlord, (ii) the cost of any damage (excluding normal wear and tear or damage resulting from the approved installation of wall hangings by Landlord) to the Premises, and (iii) the costs of removing any personal property refuse or debris left in the Premises at the expiration of the Lease.

7.                                      WORK AT PREMISES; TAXES ON IMPROVEMENTS; MECHANICS LIENS. Tenant takes the Premises in an “as is” condition. Tenant shall not make any alterations to the Premises without Landlord’s advance written consent. Tenant shall pay all taxes based on any property of Tenant, real or personal, which shall at any time be in the Premises or any other part of the Building, including Tenant’s installations, additions, improvements, fixtures and personal property. Tenant shall not suffer any mechanic’s lien to be filed against the Premises or any other part of the Project by reason of any work, labor, services, or materials performed at or furnished to the Premises for Tenant or anyone holding the Premises through or under Tenant. If a mechanic’s lien shall be so filed, Landlord may remove it at Tenant’s expense.

Landlord shall furnish to the Premises water, gas and electricity suitable for the intended use of the Premises, heat and air conditioning required in Landlord’s judgment for the comfortable use and occupancy of the Premises (for standard office use), and janitorial services in a first class manner.

8.                                      HOURS OF OPERATION. Landlord’s current hours of operation in Bishop Ranch (hereinafter “Hours of Operation”) are 7 a.m. to 7 p.m., Monday through Friday, excepting holidays (New Year’s Day, President’s Day, Memorial Day, July 4th (Independence Day), Labor Day, Thanksgiving, and Christmas Day). In the event the holiday falls on a weekend, the business day closest to the holiday will be considered to be the holiday. The building is available to Tenant 24 hours a day, seven (7) days a week, 365 days a year. The after hours rate for air conditioning and heating service after Landlord’s Hours of Operation is currently $50.00 per hour, per floor. This rate is subject to adjustment based upon the decrease or increase in utilities as charged by Landlord’s utility provider.

9.                                      ADDITIONAL UTILITIES COSTS. Except for services used outside of the Hours of Operation or any special equipment of Tenant’s that runs 24/7 or if such equipment in Landlord’s reasonable judgment uses electricity or HVAC equipment in excess of amounts used for a typical office tenant in the Building the cost of utilities is included as part of the Base Rent. Sub-metered equipment or equipment that requires and uses excessive amounts of electricity and HVAC will be billed as additional rent to Tenant as Additional Utilities Costs. At Landlord’s sole discretion, Tenant can be offered above standard utility billing based on a mathematical computation of the BTU load of the equipment being operated in the space to arrive at a Kilowatt Hour use which would be applied to the market utility cost each month. This option would relieve the tenant of the obligation to purchase a sub-meter. Landlord may revoke said option at any time and require Tenant to sub-meter excess or additional utilities costs.

10.                               MAINTENANCE OF PREMISES. Tenant shall at all times observe the following rules and regulations with respect to the Premises: (a) Tenant shall maintain the

Premises in a clean, sanitary, attractive and safe condition and in good repair; (b) Tenant shall not perform any act or carry on any practice which constitutes a nuisance or which Landlord shall otherwise reasonably determine to be offensive or dangerous; (c) Tenant shall store all trash and garbage at the locations designated by Landlord and shall not burn any trash or garbage in or about the Premises or anywhere else in the Building; (d) Tenant shall at all times comply with all laws, rules and regulations pertaining to the Premises or the conduct of Tenant’s business thereat promulgated by any governmental agency having jurisdiction with respect thereto (including, without limitation, the Americans with Disabilities Act); (e) Tenant shall not permit to be conducted on the Premises any act in violation of applicable laws, orders, rules and regulations; and (f) Tenant shall not use, bring upon, or generate at the Premises any substance which is now or hereafter deemed hazardous or toxic by any governing or regulatory body having jurisdiction. Tenant shall comply with such other reasonable rules and regulations as Landlord may from time to time adopt with respect to the Building. Landlord shall at all times keep and maintain the Building in good condition, order and repair, including the parking lot, roof, foundation and structural portions of the Building, as well as the mechanical, electrical, HVAC or other utility systems servicing the Premises, unless such repairs are necessitated by the acts or omissions of Tenant, its agents, contractors or employees, and provided, Landlord shall be under no obligations to make any capital replacements of the foregoing items.

11.                               SIGNS. Tenant shall not inscribe, paint or affix any sign, advertisement, display or notice on any part of the Premises, except as Landlord may approve in advance in writing.

12.                               ACCESS TO PREMISES. Landlord reserves the right to enter upon the Premises at all reasonable hours for the purpose of inspecting the same, or the use thereof by Tenant, or for making repairs or alterations to the Premises or any other space in the Building, whether required by this Lease, applicable law or otherwise, or for curtailing any emergency. The exercise by Landlord of any of its rights herein shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises.

13.                               INSURANCE. Tenant shall maintain in full force and effect during the Term of this Lease, and at its own cost and expense procure and continue in force the following insurance (i) commercial general liability insurance with respect to personal injury or death or property damage occurring at the Premises or arising out of Tenant’s use of the Premises or otherwise arising out of any act or occurrence at the Premises of not less than One Million Dollars ($1,000,000) per occurrence, (ii) workers compensation insurance as required by statute and employers liability insurance; and (iii) insurance insuring its inventory, fixtures and other personal property at the Premises covering damage by fire or other casualty to such property, in amounts not less than the full replacement cost of such property. If any contractor of Tenant performs any work at the Premises, said contractor shall also obtain the foregoing insurance. All the policies for the foregoing insurance shall name Annabel Investment Company, and its related affiliates and such other parties as Landlord may designate, as additional insured. Prior to the Commencement Date and at such times as the policies are to expire, Tenant shall furnish Landlord with certificates of insurance evidencing that such insurance is in effect or has been renewed, as the case may be. Tenant hereby waives all subrogation rights of its insurance carriers in favor of Landlord, its partners, officers, employees, and agents, and shall obtain from its insurer a waiver of subrogation in favor of Landlord and such other parties as Landlord designates as additional insured with respect to all such insurance.

14.                               WAIVER OF CLAIMS AND INDEMNITY.

(a)                                 Tenant shall protect, indemnify, defend and hold Landlord, its partners, members, officers, shareholders, directors, employees, agents and property managers harmless from and against any and all losses, damages, costs, claims, attorneys’ fees, expenses, liability, fines, and penalties arising from (i) any default or breach by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease by Tenant or (ii) any negligence or willful misconduct of Tenant or Tenant Representative in, on, or about the Premises, or any part of the Project, either during or prior to occupancy or during the Term of this Lease. Notwithstanding the foregoing, in no event shall Tenant be liable for indirect or consequential damages of Landlord (including lost profits) however occurring.

(b)                                 Landlord shall protect, indemnify, defend and hold Tenant, its partners, members, officers, shareholders, directors and employees harmless from and against any and all losses, damages, costs, claims, attorneys’ fees, expenses, liability, fines, and penalties arising from (i) any default or breach by Landlord in the observance or performance of any of the terms, covenants or conditions of this Lease by Landlord or (ii) any gross negligence or willful misconduct of Landlord or Landlord Representative in, on, or about the Premises, or any part of the Project, either during or prior to occupancy or during the Term of this Lease. Notwithstanding the foregoing, in no event shall Landlord be liable for indirect or consequential damages of Tenant (including lost profits) however occurring.

15.                               ASSIGNMENT. Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Agreement or any interest herein, nor without the prior written consent of Landlord sublet or license all or any part of the Premises, by operation of law or otherwise.

16.                               RELOCATION OF PREMISES.

16.1                        Conditions. For the purpose of maintaining an economical and proper distribution of Tenants throughout Bishop Ranch acceptable to Landlord, Landlord shall have the right from time to time during the term of this Lease to relocate Tenant within Bishop Ranch, subject to the following terms and conditions:

(a)                                 The rentable and usable areas of the new Premises must be of substantially equal size to the existing Premises (a variation of up to ten percent (10%) is permitted provided the Base Rent payable under this Lease is not increased);

(b)                                 Landlord shall pay the cost of providing tenant improvements in the new Premises comparable to the tenant improvements in the existing Premises;

(c)                                  Landlord shall pay the expenses reasonably incurred by Tenant to move to the new Premises, plus Tenant’s costs of door lettering, telephone relocation and reasonable quantities of new stationery;

16.2                        Notice. Landlord shall deliver to Tenant written notice of Landlord’s election to relocate Tenant, specifying the new location and the amount of Base Rent payable for the new Premises at least sixty (60) days prior to the date the relocation is to be effective. If the location of the new Premises is not reasonably acceptable to Tenant, Tenant for a period of ten (10) days after receipt of Landlord’s relocation notice, shall have the right (by delivering written notice to Landlord) to terminate this Lease. If Tenant so notifies Landlord, Landlord, at its option, may withdraw its relocation notice, in which event this Lease shall continue and Tenant shall not be relocated, or accept Tenant’s termination notice, in which event this Lease shall terminate effective as of the date the relocation was to be effective.

17.                               DAMAGE. If the Premises are damaged by fire, explosion, or other casualty or occurrence Landlord may by notice to Tenant elect to repair the Premises or terminate this Lease. In the event of termination by Landlord pursuant hereto, Tenant shall be entitled to a pro rata refund of any advanced rental payments made by Tenant.

18.                               DEFAULT. If (i) Tenant fails to pay Rent or any other sum due or payable hereunder when due and such failure continues for five (5) days after the same is due , or (ii) if Tenant shall fail to perform or comply with any other term, condition or covenant on the part of Tenant to be observed herein, then, in any such event, Tenant shall be in breach hereunder and Landlord, at its option, any time thereafter, may terminate this Agreement by notice to Tenant and, upon service of said notice, this Agreement and the Term hereunder shall be terminated and Tenant shall immediately vacate the Premises in accordance with the provisions of this Agreement. If Tenant shall fail to vacate the Premises at the expiration of the Term, whether after Tenant’s breach or otherwise, Landlord may re-enter the Premises and remove Tenant and all persons, fixtures and property occupying the Premises and Landlord shall not be liable for any damages resulting therefrom. Upon a breach by Tenant hereunder Landlord shall also have all other rights available to it at law or equity. If Landlord shall terminate this Agreement after breach by Tenant, without limitation to any other right or remedy of Landlord, Tenant shall be liable to Landlord, as liquidated damages and not as a penalty, for a sum of money equal to the value of all Rent due hereunder for the remainder of the Term, less the fair market rental value of the Premises for the remainder of the Term. Tenant shall pay all costs, expenses and reasonable attorneys’ fees that may be incurred or paid by Landlord and its agents in successfully enforcing the covenants and agreements of this Agreement. If Tenant shall fail to comply with and perform any of Tenant’s obligations herein contained, Landlord shall have the right, but not the obligation, to perform any such obligations, and Tenant shall pay to Landlord on demand, as additional rent, a sum equal to the amount expended by Landlord in the performance of such obligations.

19.                               SURRENDER OF PREMISES. Upon the expiration of the Term Tenant shall surrender the Premises to Landlord in the same or better condition as the Premises were in upon delivery to Tenant, reasonable wear and tear excepted, and in a neat, clean and orderly condition and in good repair. Tenant shall remove any and all personal property of Tenant from the Premises at the expiration of the Term. If Tenant does not remove its property as herein provided such property shall be deemed abandoned by Tenant and Landlord may dispose of same as it sees fit. All costs of disposal are the responsibility of the Tenant.

20.                               BROKERAGE FEES.

INTENTIONALLY DELETED

21.                               NOTICES. Notices and demands required or permitted to be given hereunder shall be in writing given by personal delivery or be sent by certified mail, return receipt requested, addressed, if to Landlord, at the address set forth in

Paragraph 1 above, or such other address as Landlord may designate by notice to Tenant from time to time, and, if to Tenant, at the address set forth in Paragraph 1 above, or such other address as Tenant may designate by notice to Landlord from time to time. Notices and demands shall be deemed to have been given when mailed or, if made by personal delivery, then upon such delivery.

22.                               ATTORNEYS’ FEES. If either Landlord or Tenant institutes any action or proceeding against the other to enforce any provision of this Lease, the non-prevailing party shall reimburse the prevailing party for all reasonable costs and expenses incurred by the prevailing party in the performance of this Lease, including court costs, expenses and reasonable attorneys’ fees.

23.                               ENTIRE AGREEMENT. There are no oral or written agreements or representations between Landlord and Tenant except as expressly set forth in this Lease. No modifications of this Lease will be binding upon Landlord or Tenant unless in writing and signed by each party. The terms, covenants and conditions contained herein shall inure to the benefit of, and be binding upon, Landlord and Tenant, and their respective heirs, successors and assigns.

24.                               SEVERABILITY. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.                               GOVERNING LAW. This Lease shall be construed in accordance with the laws of the state of California.

26.                               TIME OF THE ESSENCE. Time is of the essence with respect to the performance of each, every and all of the terms, conditions, promises and provisions of this Lease.

27.                               WAIVER OF CONSEQUENTIAL DAMAGES. Anything in this Lease to the contrary notwithstanding, Landlord shall not be liable to Tenant for any consequential, special or punitive damages and Tenant waives, to the full extent permitted by law, any claim for consequential, special or punitive damages, and any claim for loss of business or profits.

28.                               LIMITATION OF LIABILITY. Neither the partners nor members comprising Landlord, nor the partners, members, shareholders, directors, officers, agents or employees of any of the foregoing (collectively, the “Parties”) shall be liable for the performance of Landlord’s obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord’s obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord’s obligations under this Lease shall not exceed and shall be limited to Landlord’s interest in the Building and Tenant shall not look to the property or assets of any other person or entity or to any other property of Landlord in seeking either to enforce Landlord’s obligations under this Lease or to satisfy a judgment for Landlord’s failure to perform such obligations, it being intended that neither Landlord nor any such person or entity shall be personally liable for any deficiency or judgment.

29.                               HOLDING OVER. If Tenant remains in possession of the Premises after the expiration or sooner termination of this Lease, all of the terms, covenants and agreements hereof shall continue to apply and bind Tenant so long as Tenant remains in possession insofar as the same are applicable, except that Tenant shall be deemed a tenant at sufferance and the Holdover Base Rent shall be one hundred fifty percent (150%) of the monthly Base Rent payable in the last month prior to the Termination or Expiration Date of this Lease. In addition, Tenant shall indemnify Landlord against any and all claims, losses and liabilities for damages resulting from Tenant’s failure to timely surrender possession, including, without limitation, any claims made by any succeeding tenant. Nothing herein shall be construed to grant to Tenant the right to remain in possession after the expiration of the Term.

30.                               PARKING. Tenant and Tenant’s employees, invitees and customers shall have the right to use the parking areas of the Building subject to such regulations and charges as Landlord shall adopt from time to time, and subject to the right of Landlord to restrict the use by Tenant and Tenant’s Representatives when in the sole judgment of Landlord such use is excessive for the parking area in relationship to the reasonable use required by other Tenants. If Landlord becomes obligated under applicable laws or regulations or any other directive of any governmental or quasi-governmental authority to pay or assess fees or charges for parking in the Building’s parking area, Tenant shall pay such amounts to Landlord as additional Rent.

31.                               MISCELLANEOUS. Landlord reserves the right at any time to change the location or character of or make alterations in or additions to the Building. The failure of Landlord to insist upon performance by Tenant of any of the terms, conditions and covenants hereof shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. All obligations (including indemnity obligations) herein shall survive the expiration of this Agreement. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto. The submission of this Agreement for examination or execution does not constitute an offer or a reservation or an option for the Premises, and this Agreement shall become effective only upon execution by Landlord and delivery thereof to Tenant. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon the parties, and their respective successors and assigns. Neither party shall record this Agreement.

32.                              EXHIBITS AND ADDENDA. Exhibit A, B and C are attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:		TENANT:

Annabel Investment Company,		SteadyMed Therapeutics, Inc.
a California limited partnership

DocuSigned by:

Name:	/s/ James L. Clancy	Name:	/s/ Jonathan M.N. Rigby

Title:	CFO	Title:	CEO

EXHIBIT “A”

[FLOOR PLAN]

2,021 RSF

Bishop Ranch ,6 Building L

2410 Camino Ramon, Suite 285

San Ramon, CA 94583

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EXHIBIT “A”

[SPACE PLAN]

2,021 RSF

Bishop Ranch ,6 Building L

2410 Camino Ramon, Suite 285

San Ramon, CA 94583

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EXHIBIT “B”

RULES AND REGULATIONS

The following rules and regulations have been developed for the safety and well-being of all tenants. Any violation of these rules and regulations by Tenant shall constitute a default by Tenant under their lease. When using the term “Tenant”, this also includes their employees, vendors and guests.

1.                                      Tenant shall comply with all smoking laws. Smoking is prohibited inside the buildings, outdoor dining areas or within 25 feet of any building entries or exits. Smoking is permitted in designated smoking areas outside of the building, which from time to time can be relocated by Landlord at their discretion.

2.                                      No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed, affixed or otherwise displayed by Tenant on or to any part of the outside or inside of the Building or the Premises without the prior written consent of Landlord and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises in Landlord’s sole discretion. Tenant shall not install any radio or television antenna, satellite dish, loud speaker, or other device on or about the roof area or exterior walls of the Building without prior written consent of Landlord. Such an installation may require the payment of additional rent.

3.                                      The sidewalks, halls, corridors, passages, exits, entrances, courtyards, vestibules, elevators and stairways or other parts of the Building not exclusively occupied by Tenant, shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. The halls, corridors, passages, exits, entrances, courtyards, vestibules, elevators, stairways, balconies and roof are not for the use of the general public. No parcels or other articles shall be placed, kept or displayed in corridors, stairways, on window ledges, in windows or other public parts of the Premises. Tenant shall not permit its employees and invitees to congregate in the lobbies, corridors or other common areas of the Premises. Except as permitted in the lease, in no

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event may Tenant go upon the roof of the Building, or access any utility closets in the building or penthouse.

4.                                      Landlord will furnish Tenant with 10 keys to the Premises, free of charge. Additional keys and/or access cards shall be obtained only from Landlord and Landlord may make a reasonable charge for such additional keys. No additional locking devices shall be installed in the Premises by Tenant, nor shall any locking devices be changed or altered in any respect without the prior written consent of Landlord. All locks installed in the Premises excluding Tenant’s vaults and safes, or special security areas (which shall be proposed by Tenant in a written notice to Landlord and subject to reasonable approval by Landlord), shall be keyed to the master key system. Landlord may make a reasonable charge for any additional lock or any bolt (including labor) installed on any door of the Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises. For any electronic security system installed by Tenant, Tenant may issue its own access cards but shall at all times retain the key override on Landlord’s master key system and building standard hardware at each door. Tenant shall abide by Landlord’s regulations with respect to the installation of such a system, including receiving specific approval for any installation of security equipment in common areas, or on suite entry doors. Tenant shall in no case cut or damage any door frames, stone, wood, metal or wallcovering in common areas and at all times shall observe standard mounting heights and locations approved by Landlord. All security system installations shall be removed and conditions restored at the termination of the lease at Tenant’s cost.

5.                                      The restrooms, commodes, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be deposited therein and Tenant shall bear the expense of any breakage, stoppage or damage resulting from its violation of this rule.

6.                                      Tenant shall not overload the floor of the Premises with files, safes or any other item without prior written consent of Landlord. Tenant shall pay the cost of structural review by Landlord’s structural engineer should such review be determined necessary in Landlord’s sole discretion.

7.                                      Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or drywall or in any way deface the Premises or any part thereof. No boring, cutting

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or stringing of wires, laying of floor coverings, installation of wallpaper or paint, or any other construction work excluding low voltage tele/data cabling shall be permitted except as directed by Tenant to Landlord through a Tenant Request and performed and supervised by Landlord and affiliates. All tele/data cabling work shall conform to Landlord’s guidelines.

8.                                      Tenant shall not remove, alter or replace the ceiling light diffusers, light bulbs or ballasts, ceiling tiles or air diffusers in any portion of the Premises.

9.                                      Tenant may use freight elevators in accordance with such reasonable schedule as Landlord shall deem appropriate. Tenant shall schedule with Landlord, by written notice given no less than forty-eight (48) hours in advance, its move into or out of the Building which moving shall occur after 5:30 p.m. or on weekend days if required by Landlord in its sole discretion; and Tenant shall reimburse Landlord upon demand for any additional security or other charges incurred by Landlord as a consequence of such moving. The floors, corners and walls of elevators and corridors used for moving of equipment or other items in or out of the Project must be adequately covered, padded and protected and, Landlord may provide such padding and protection at Tenant’s expense if Landlord determines that such measures undertaken by Tenant or Tenant’s movers are inadequate. Landlord shall have the right to prescribe the weight, size and position of all heavy equipment or furnishings brought into the Building and also the times and manner of moving the same in or out of the Building. Heavy objects shall, if considered necessary by Landlord, stand on distribution plates of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such heavy objects from any cause and all damage done to the Building by moving or maintaining any such heavy object or other property shall be repaired at the expense of Tenant. There shall not be used in any space, or in the public halls of the Building, either by any Tenant or others, any hand trucks except those equipped with rubber tires and side guards.

10.                               Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person. Janitor service

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will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord.

11.                               Tenant shall not use or keep in the Premises or the Building any weapon, kerosene, gasoline, flammable, combustible or noxious fluid or material, any device that produces flames, or that reaches abnormally high or low temperatures, any generator, or use any method of heating or air conditioning other than that supplied by Landlord. Written or e-mail permission from Landlord may grant not more than a 12 hour limited exception to this rule for catering purposes only assuming such use meets all applicable code restrictions.

12.                               Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, whether by the use of any musical instrument, radio, electrical device or apparatus in connection with a loudspeaker or other sound system (including any bright, changing, flashing or moving light or lighting device, unusual noise, or in any other way, without Landlord’s prior written consent. No flashing or neon lights shall be used which can be seen outside the Building.

13.                               Tenant shall not have any animals or birds brought in or kept in or about the Premises, the Building, or the Complex.

14.                               Tenant shall assure that employees use the common areas and parking lot in a manner that preserves the quiet enjoyment for all Tenants of the Complex including observation of restricted parking spaces and designated smoking areas.

15.                               The Premises shall not be used for the storage of merchandise except as such storage may be incidental to the use of the Premises for general office purposes. Tenant shall not occupy or permit any portion of the Premises to be occupied for the manufacture or sale of liquor, weapons, narcotics, or tobacco in any form.

16.                               The Premises shall not be used for lodging or sleeping.

17.                               The Premises shall not be used for any illegal purposes.

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18.                               No cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory approved portable equipment for brewing coffee, tea and similar beverages and of microwave ovens approved by Landlord shall be permitted provided that such use is in accordance with all applicable federal, state and local laws, codes, ordinances, rules and regulations.

19.                               Landlord reserves the right to direct cabling contractors as to where and how tele/data wires and any other cables or wires are to be installed. Landlord will submit to Tenant its Cabling Guidelines and Regulations. Any deviation from such guidelines must be approved by Landlord. No boring or cutting for cables or wires will be allowed without the consent of Landlord.

20.                               No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord in its Move Guidelines. Couriers, caterers, and any other delivery persons shall use the building’s freight elevators in the buildings where they are present. In its use of such, Tenant shall not obstruct or permit the obstruction of walkways, ingress and egress to the Building and tenant spaces and at no time shall Tenant park vehicles which will create traffic and safety hazards or create other obstructions.

21.                               Outside of the Hours of Operation as defined in the Lease access to the Building or to the halls, corridors, elevators, or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Tenant assumes all responsibility for protecting its Premises from theft, robbery and pilferage. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and protection of property in the Building. Landlord reserves the right to close and keep locked all entrance and exit doors outside of Hours of Operation and during such further hours as Landlord may deem advisable for the adequate protection of said Building and the property of its tenants, and to implement such additional security measures as Landlord deems appropriate for such purposes. The cost of such additional security measures, as reasonably allocated by Landlord to Tenant, shall be reimbursed by Tenant within thirty (30) days after receipt of Landlord’s demand therefor.

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22.                               Landlord shall furnish heating and air conditioning (HVAC) during the Hours of Operation outlined in the Lease to provide a reasonable comfort range determined at their discretion. In the event Tenant requires After Hours HVAC Landlord shall on notice provide such services at the rate established by Landlord, which may be adjusted from time to time based on utility and other costs. Tenant acknowledges that Landlord may encounter unforeseen breakdowns with Building equipment that may result in some interruption of HVAC services during Hours of Operation.

23.                               Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building. No Tenant, employee or guest of Tenant may possess or consume illegal substances while on the property. No Tenant or employee of Tenant may violate any Local, State or Federal Statutes while on the property.

24.                               No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of the Landlord.

25.                               Tenant agrees that it shall comply with all fire and security regulations and training programs that may be issued from time to time by Landlord and shall cooperate fully with the fire life safety program of the Building as established and administered by the Landlord. This shall include participation by Tenant and its employees in exit drills, fire inspections, floor warden trainings and other programs relating to fire and life safety that may be established by Landlord from time to time. Tenant also shall provide Landlord with the name of a designated responsible employee to represent Tenant in all matters pertaining to such fire or security regulations. Tenant agrees that it will not do or permit anything to be done in the Premises or keep any article which shall in any way increase the rate of fire or other insurance on the Building or which is prohibited by fire laws or regulations or by any other applicable statutes, rules and regulation nor will Tenant use or permit the Premises to be used for any disorderly or extra hazardous purpose or for any other purpose than specified by Tenant’s Lease.

26.                               Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of those Rules and Regulations in favor of any other

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tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project. Additionally, to be valid any such waiver must be granted in writing or e-mail.

27.                               Canvassing, soliciting, peddling or distribution of handbills or other written material in the Building and Project is prohibited and Tenant shall cooperate to prevent same.

28.                               Landlord reserves the right to (i) select the name of the Project and Building and to make such change or changes of name, street address or suite numbers as it may deem appropriate from time to time, (ii) grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted in the Lease, and (iii) reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, layout and nature of the common areas and facilities and other tenancies and premises in the Project and to create additional rentable areas through use or enclosure of common areas. Tenant shall not refer to the Project by any name other than the name as selected by Landlord (as same may be changed from time to time), or the postal address, approved by the United States Post Office. Without the written consent of Landlord, Tenant shall not use the name of the Building or Bishop Ranch in connection with or in promoting or advertising the business of Tenant or in any respect except as Tenant’s address. Without the written or email consent of Landlord, Tenant shall not use photos of the Building or Complex and for all such approved uses Tenant shall use Landlord’s current and approved photographs, unless such photo is a one-off feature of the Tenant’s brand or employee(s) in the context of Bishop Ranch and is separately approved.

29.                               Tenant shall store all its trash, recyclables and electronic waste within the Premises until removal of same is conducted by Landlord and landlord’s representatives. No material shall be placed in the trash receptacles or designated in any other way as trash if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Ramon without being in violation of any law or ordinance governing such disposal. Tenant shall make best efforts to comply with Landlords sustainability programs. Tenant is responsible for furnishing its own trash cans, which shall be of a reasonable size

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and quantity. Tenant shall appropriately dispose of electronic waste. Should Tenant retain any outside contractors for shredding or other services, Tenant shall receive e-mail or written permission from Landlord and shall furnish Landlord with a schedule, scope of work and certificate of insurance for such vendor, all of which is subject to the reasonable approval of Landlord. Tenant assumes all liability for said outside contractor’s while they are at the Complex.

30.                               The directory of the Building will be provided for the display of the name and location of tenants and Landlord reserves the right to exclude any other names therefrom. Any additional or changed name that Tenant shall desire to place upon the directory must first be approved by Landlord and, if so approved, a charge will be made for each such name or change.

31.                               Except with the prior written consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any sidewalk or common area adjacent to the Premises for the sale, distribution or display of newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than that specifically provided for in Tenant’s lease. This extends to the use of websites, email, social media or other electronic or online media that are directed towards Bishop Ranch customers and can reasonably be viewed as solicitation and or abuse of a Tenant’s location or status as a Bishop Ranch tenant.

32.                               The word “Tenant” occurring in these Rules and Regulations shall mean Tenant and Tenant’s Representatives. The word “Landlord” occurring in these Rules and Regulations shall mean Landlord’s assigns, agents, clerks, employees and visitors.

33.                               Where conflicts are present between these Rule and Regulations and the other sections of the Lease, the Lease shall prevail.

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34.                               Landlord reserves the right to modify these Rules and Regulations at any time and shall distribute the new Rules and Regulations to Tenant via e-mail with each subsequent modification.

ACKNOWLEDGED AND ACCEPTED:

Landlord:		Tenant:

DocuSigned by:

By:	/s/ James L. Clancy	By:	/s/ Jonathan M.N. Rigby

Date:	9/20/12	Date:	9/10/2012

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